Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com July 19, 2018	Facsimile: +1 212 446 4900

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, Florida 32821

Re:   Marriott Vacations Worldwide Corporation

        Registration Statement on Form S-4 (File No. 333-225476)

Ladies and Gentlemen:

We are acting as special counsel to Marriott Vacations Worldwide Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company of up to 20,954,411 shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), pursuant to a Registration Statement on Form S-4, File No. 333-225476, originally filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2018, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Shares are to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 30, 2018 (the “Merger Agreement”), by and among the Company, ILG, Inc. (“ILG”), Ignite Holdco, Inc., a wholly owned direct subsidiary of ILG (“Holdco”), Ignite Holdco Subsidiary, Inc., a wholly owned direct subsidiary of Holdco, Volt Merger Sub, Inc., a wholly owned direct subsidiary of the Company, and Volt Merger Sub, LLC, a wholly owned direct subsidiary of the Company. The issuance of the Shares is referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement filed as Exhibit 2.1 to the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (iii) the Restated By-laws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iv) minutes and records of the corporate proceedings of the Company with respect to the Issuance; and (v) the Registration Statement.

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Marriott Vacations Worldwide Corporation

July 19, 2018

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement becomes effectives under the Act, the Shares, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

Marriott Vacations Worldwide Corporation

July 19, 2018

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP